                                                                    Exhibit 23.3



               CONSENT OF BRUNINI, GRANTHAM, GROWER & HEWES, PLLC


         We hereby consent to the references to this firm under the heading "Legal Opinions" in the Registration Statement on Form S-4 of Trustmark Corporation filed in connection with the proposed merger of Smith County Bank into Trustmark National Bank.

                                  BRUNINI, GRANTHAM, GROWER & HEWES, PLLC

                                  /s/ Robert D. Drinkwater
                                  -----------------------------
                                  Robert D. Drinkwater



Jackson, Mississippi
October 30,  1997